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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm as "Experts" and to the use of our report dated April 18, 1997 with respect to the audited combined financial statements of Educational Management, Inc. and Wikert and Rhude, general partnership, as of December 31, 1996 and 1995 and for each of the years then ended and our reports dated May 16, 1997 with respect to the balance sheet of Nebraska College of Business (a division of Nebraska Acquisition Corp., a wholly owned subsidiary of Educational Medical, Inc.) as of March 31, 1997 and the balance sheet of Lincoln School of Commerce (a division of Nebraska Acquisition Corp., a wholly owned subsidiary of Educational Medical, Inc.) as of March 31, 1997, in the Registration Statement (Form S-1) of Educational Medical, Inc. for the registration of 723,379 shares of its common stock.

                                             /s/ Winther, Stave & Co. LLP
Spencer, Iowa
August 1, 1997